Consent of Independent Registered Public Accounting Firm
We have issued our reports dated May 22, 2026 with respect to the consolidated financial statements and internal control over financial reporting of 8x8, Inc. included in the Annual Report on Form 10-K for the year ended March 31, 2026, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned reports in this Registration Statement.

/s/ Grant Thornton LLP
Bellevue, Washington
August 11, 2026